Exhibit 99.1

 Mentor Graphics Announces Record Fourth Quarter Revenue and Bookings

    WILSONVILLE, Ore.--(BUSINESS WIRE)--Jan. 26, 2006--Mentor Graphics Corporation (Nasdaq:MENT) today announced record fourth quarter revenue of $221.3 million, up 3% from the prior fourth quarter. Diluted earnings per share were $.19 on a GAAP basis and $.42 on a non-GAAP basis. Bookings were up more than 5% from the fourth quarter of 2004.
    "We were pleased to see continued growth in bookings in the fourth quarter of 2005, especially considering the tough comparison to last year's fourth quarter growth of more than 35%," said Walden C. Rhines, chairman and CEO of Mentor Graphics. "Renewals showed strong growth, with contract values up nearly 30% over prior contract levels. Mentor's book-to-bill ratio was positive for the year, and the fourth quarter was the highest quarterly book-to-bill ratio since 1996."
    Three of the four major product categories set new quarterly and annual bookings records. Compared to the fourth quarter of 2004, bookings grew 50% in Integrated Systems Design, 15% in IC Design to Silicon and 20% in New and Emerging.
    Mentor's new Questa(TM) verification platform, launched in May, saw rapid customer adoption with over a thousand seats installed by the fourth quarter. TestKompress(R) bookings more than doubled during the year, while automotive products grew 40%. Strength in FPGA-related products like synthesis and I/O Designer(TM) helped provide increased bookings in the Integrated Systems Design product category. Calibre(R) resolution enhancement technology continued to expand with annual bookings growth of 25%. Calibre Design-for-Manufacturing (DFM) bookings grew 1000% over 2004 and materially improved fourth quarter 2005 results.
    Two new Calibre DFM products and the company's automotive solution were launched during the fourth quarter of 2005 and performed well. YieldAssist(TM) had more than $1 million in bookings, while Calibre OPCverify(TM) had $5 million in bookings. Mentor's automotive solution was adopted at Shanghai Motors, one of the largest manufacturers of automobiles in the world. The resulting orders were the largest Mentor Graphics has ever received from China.
    North America and Europe both saw strength in the quarter with bookings up 20% over the fourth quarter of 2004. Japan was weaker with bookings down 35%, while the Pacific Rim bookings dropped 5% over the year ago levels.
    Split of revenue by geography was 45% North America, 35% Europe, 10% Japan, and 10% Pacific Rim.
    "During the quarter, we examined several opportunities for savings to fuel our investment in high growth opportunities like Calibre Design-for-Manufacturing, Electronic System Level (ESL) tools, and automotive," said Gregory K. Hinckley, president of Mentor Graphics. "As a result of this review, we took steps which will conclude in the first quarter to reduce cost and headcount in our Intellectual Property business."
    Special charges of $4.2 million were restructuring related.

    Guidance

    Based upon selective cost reduction programs, the company is raising non-GAAP earnings per share guidance for the full year 2006.
    For the first quarter of 2006, the company expects revenue of approximately $170 million, a GAAP loss per share of $.06 and approximately breakeven non-GAAP earnings per share.
    For full year 2006, Mentor Graphics expects revenue of about $755 million, GAAP earnings per share of $.18 and non-GAAP earnings per share of approximately $.55.

    Discussion of Non-GAAP Financial Measures

    Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted net income (loss), which we refer to as non-GAAP net income (loss). This measure is generally based on the revenues of our product, maintenance and services business operations and the costs of those operations, such as cost of revenue, research and development, sales and marketing and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. Non-GAAP net income (loss) consists of net income (loss) excluding amortization of intangible assets, merger and acquisition charges, special charges, equity plan-related compensation expenses and charges and gains which management does not consider reflective of our core operating business. Intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, employment agreements and stock options issued in connection with acquisitions. Merger and acquisition charges represent in-process research and development charges related to products in development that had not reached technological feasibility at the time of acquisition. Special charges consist of post-acquisition restructuring costs including severance and benefits, excess facilities and asset-related charges, and also include strategic reallocations or reductions of personnel resources. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue using a normalized effective tax rate applied to the non-GAAP results. In addition, during the twelve months ended December 31, 2005, a $4.75 million purchase of technology that had not yet reached technological feasibility, a $957 thousand gain on the sale of a building and an $800 thousand gain on investment earnout income were excluded as management does not consider these transactions a part of its core operating performance. During the twelve months ended December 31, 2004, investment earnout and holdback income of $1,403 thousand were also excluded.
    Non-GAAP net income (loss) is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Moreover, it should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We present non-GAAP net income (loss) because we consider it an important supplemental measure of our performance.
    Management excludes from its non-GAAP net income (loss) certain recurring items to facilitate its review of the comparability of the company's core operating performance on a period to period basis because such items are not related to the company's on going core operating performance as viewed by management. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically management adjusts for the excluded items for the following reasons:

    -- Amortization charges for our intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the company's acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of the company's net income (loss) is in the first twelve months following the acquisition.

    -- Special charges are primarily severance related and are due to the company's reallocation or reduction of personnel resources driven by modifications of business strategy or business emphasis and by assimilation of acquired businesses. These costs are originated based on the particular facts and circumstances of business decisions and can vary in size. Special charges also include excess facility and asset-related restructuring charges. These charges are not specifically included in the company's annual operating plan and related budget due to the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.

    -- Merger and acquisition charges are in- process R&D charges, which are largely disregarded as acquisition decisions are made and which often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.

    -- Equity-plan related compensation expenses are non-cash expenses that are inconsistent in amount and frequency from period to period that depend on the timing of the grant of stock options and varying levels of participation in the company's stock purchase plan. We therefore exclude these charges for purposes of evaluating our core performance as well as with respect to evaluating any potential acquisition.

    -- Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration the company's long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which the company operates. This non-GAAP tax rate is subject to change as the geographic business mix and statutory tax rates and their effect on the weighted average tax rate differ over time. Our GAAP tax rate for the twelve months ended December 31, 2005 is 63%. This tax rate was substantially impacted by our pre-tax income for the year being near break-even, which exacerbates the effect of certain mandatory payments in some jurisdictions on our overall tax rate. Our adjustment for tax related items in 2005 applies this normalized rate to our non-GAAP pre-tax income, and thereby reduces the unusually large provision for taxes reflected in our GAAP results. Our adjustment for tax-related items in 2004 primarily reflects the elimination of the additional tax charge associated with a one-time inter-company tax dividend of $120 million, in addition to the tax impact of other previously described non-GAAP adjustments.

    Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. However, non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. In the future the company expects to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

    -- Amortization of intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

    -- The company regularly engages in acquisition and assimilation activities as part of its ongoing business and therefore we will continue to experience special charges and merger and acquisition charges on a regular basis. These costs also directly impact available funds of the company.

    -- The company's stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under FAS 123(R).

    -- The company's income tax expense (benefit) will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 17% rate assumed in our non-GAAP presentation.

    -- Other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

    About Mentor Graphics

    Mentor Graphics Corporation (Nasdaq: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $700 million and employs approximately 4,000 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

    TestKompress is a registered trademark and Questa, I/O Designer, Calibre OPCverify and YieldAssist are trademarks of Mentor Graphics Corporation.

    Statements in this press release regarding the company's guidance for future periods constitute "forward-looking" statements based on current expectations within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the company's ability to successfully offer products and services that compete in the highly competitive EDA industry including the risk that the company's technology, products or inventory become obsolete; (ii) reductions in spending on EDA tools by the company's customers due to cyclical downturns or initiatives to increase profitability, (iii) discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers (iv) changes in accounting or reporting rules or interpretations, limitations on repatriation of earnings, licensing and intellectual property rights protection; (v) changes in tax laws, regulations or enforcement practices where the company does business; (vi) effects of the increasing volatility of foreign currency fluctuations on the company's business and operating results; (vii) effects of unanticipated shifts in product mix on gross margin and unanticipated shifts in geographic mix on the overall tax rate, (viii) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company's quarterly results of operations, (ix) the company's ability to successfully integrate and manage its acquisitions, all as may be discussed in more detail under the heading "Factors That May Affect Future Results and Financial Condition" in the company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.
    The company is currently in discussions with its external auditors on an emerging accounting issue related to Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities." The company hedges future cash flows in certain jurisdictions where it has long or short positions in key foreign currencies, namely the Japanese Yen, the Euro and the British Pound Sterling. The fair value of the related hedge instruments as of December 31, 2005 is a net unrealized gain. If the conclusion related to this emerging issue is different than our current position, the impact on our financial results for 2005 is expected to be in the range of neutral to a positive 3 cents per share. A conclusion on this matter is expected in the next week.


                      MENTOR GRAPHICS CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
      (In thousands, except earnings per share data - Unaudited)

                                Three Months Ended Twelve Months Ended
                                    December 31,      December 31,
                                 -------------------------------------
                                    2005     2004      2005     2004
                                  -------- -------- --------- --------
Revenues:
 System and software             $145,837 $140,127 $ 410,264 $422,672
 Service and support               75,433   74,822   294,985  288,284
                                  -------- -------- --------- --------

              Total revenues      221,270  214,949   705,249  710,956
                                  -------- -------- --------- --------
Cost of revenues:
 System and software                5,305    4,839    18,034   16,639
 Service and support               21,196   20,800    81,039   80,294
 Amortization of purchased
  technology                        3,150    2,982    11,639   10,624
                                  -------- -------- --------- --------

              Total cost of
               revenues            29,651   28,621   110,712  107,557
                                  -------- -------- --------- --------

              Gross margin        191,619  186,328   594,537  603,399
                                  -------- -------- --------- --------
Operating expenses:
 Research and development          53,610   54,594   212,676  202,289
 Marketing and selling             77,319   76,126   274,946  267,181
 General and administration        19,491   18,825    76,834   74,255
 Amortization of intangible
  assets                            1,080    1,098     4,233    3,586
 Special charges                    4,248    4,843     6,777    9,213
 Merger and acquisition related
  charges                               -       50       750    7,700
                                  -------- -------- --------- --------

              Total operating
               expenses           155,748  155,536   576,216  564,224
                                  -------- -------- --------- --------

Operating income                   35,871   30,792    18,321   39,175
 Other income, net                  6,197    2,689    16,798    8,388
 Interest expense                  (7,366)  (4,838)  (23,496) (18,619)
                                  -------- -------- --------- --------

 Income before income taxes        34,702   28,643    11,623   28,944
 Income tax expense                19,287   12,829     7,278   49,494
                                  -------- -------- --------- --------

              Net income (loss)  $ 15,415 $ 15,814 $   4,345 $(20,550)
                                  ======== ======== ========= ========

 Net income (loss) per share:
    Basic                        $   0.19 $   0.21 $    0.06 $  (0.28)
                                  ======== ======== ========= ========
    Diluted                      $   0.19 $   0.20 $    0.05 $  (0.28)
                                  ======== ======== ========= ========

 Weighted average number of
   shares outstanding:
    Basic                          79,202   76,354    78,633   72,381
                                  ======== ======== ========= ========
    Diluted                        80,144   78,426    80,133   72,381
                                  ======== ======== ========= ========


                      MENTOR GRAPHICS CORPORATION
            RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED
                       STATEMENTS OF OPERATIONS
       (In thousands, except earnings per share data-Unaudited)

                                          Three Months Ended
                                           December 31, 2005
                                     GAAP     Adjustments    Non-GAAP
                                   -----------------------------------
Revenues:
 System and software               $145,837   $      -       $145,837
 Service and support                 75,433          -         75,433
                                    --------   --------       --------

               Total revenues       221,270          -        221,270
                                    --------   --------       --------
Cost of revenues:
 System and software                  5,305          -          5,305
 Service and support                 21,196          -         21,196
 Amortization of purchased
  technology                          3,150     (3,150)(1)          -
                                    --------   --------       --------

               Total cost of
                revenues             29,651     (3,150)        26,501
                                    --------   --------       --------

               Gross margin         191,619      3,150        194,769
                                    --------   --------       --------

               Gross margin
                percentage             86.6%                    88.0%
                                    --------                 --------
Operating expenses:
 Research and development            53,610          -         53,610
 Marketing and selling               77,319          -         77,319
 General and administration          19,491          -         19,491
 Amortization of intangible assets    1,080     (1,080)(2)          -
 Special charges                      4,248     (4,248)(3)          -
                                    --------   --------       --------

               Total operating
                expenses            155,748     (5,328)       150,420
                                    --------   --------       --------

Operating income                     35,871      8,478         44,349
 Other income, net                    6,197       (331)(4)      5,866
 Interest expense                    (7,366)         -         (7,366)
                                    --------   --------       --------

 Income before income taxes          34,702      8,147         42,849
 Income tax expense                  19,287    (12,003)(5)      7,284
                                    --------   --------       --------

               Net income          $ 15,415   $ 20,150       $ 35,565
                                    ========   ========       ========

 Net income per share:
  Basic                            $   0.19                 $   0.45
                                    ========                 ========
  Diluted                          $   0.19                 $   0.42
                                    ========                 ========
 Weighted average number of
  shares outstanding:
   Basic                             79,202                   79,202
                                    ========                 ========
   Diluted                           80,144     12,070 (6)    92,214
                                    ========   ========       ========

(1) Amortization of purchased technology acquired in 17 separate acquisition transactions, three of which were completed in the twelve months ended December 31, 2005. Purchased technology is amortized over two to five years.
(2) Amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 11 separate acquisition transactions, four of which were completed in the last twelve months. Other identified intangible assets are amortized over two to five years.
(3) Special charges consist of costs incurred related to the discontinuation of a product line in the fourth quarter of 2005. The total costs of this product line discontinuation were $2,290 which include (i) $1,151 of severance benefits, notice pay, and outplacement services related to employee rebalances, (ii) $936 for the abandonment of excess leased facility space, and (iii) $203 for other costs related to the discontinued product line. In addition, special charges include (i) $1,242 incurred for severance benefits, notice pay and outplacement services related to employee rebalances, (ii) $551 for the abandonment of excess leased facilities space in North America, (iii) $165 for other costs incurred to restructure the organization.
(4) Investment earnout payment received related to a sale of stock in 2003.
(5) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income before income taxes.
(6) Dilutive shares related to the company's convertible debt as required by EITF 04-8. In calculating non-GAAP diluted net income per share, $3,069, representing the after-tax interest and amortization on the company's convertible debt, is added back to non-GAAP net income.


                      MENTOR GRAPHICS CORPORATION
            RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED
                       STATEMENTS OF OPERATIONS
       (In thousands, except earnings per share data-Unaudited)

                                            Three Months Ended
                                            December 31, 2004
                                    GAAP      Adjustments    Non-GAAP
                                   -----------------------------------
Revenues:
 System and software               $140,127   $      -       $140,127
 Service and support                 74,822          -         74,822
                                    --------   --------       --------

               Total revenues       214,949          -        214,949
                                    --------   --------       --------
Cost of revenues:
 System and software                  4,839          -          4,839
 Service and support                 20,800          -         20,800
 Amortization of purchased
  technology                          2,982     (2,982)(1)          -
                                    --------   --------       --------

               Total cost of
                revenues             28,621     (2,982)        25,639
                                    --------   --------       --------

               Gross margin         186,328      2,982        189,310
                                    --------   --------       --------

               Gross margin
                percentage             86.7%                    88.1%
                                    --------                 --------
Operating expenses:
 Research and development            54,594          -         54,594
 Marketing and selling               76,126          -         76,126
 General and administration          18,825          -         18,825
 Amortization of intangible assets    1,098     (1,098)(2)          -
 Special charges                      4,843     (4,843)(3)          -
 Merger and acquisition related
  charges                                50        (50)(4)          -
                                    --------   --------       --------

               Total operating
                expenses            155,536     (5,991)       149,545
                                    --------   --------       --------

Operating income                     30,792      8,973         39,765
 Other income, net                    2,689       (658)(5)      2,031
 Interest expense                    (4,838)         -         (4,838)
                                    --------   --------       --------

 Income before income taxes          28,643      8,315         36,958
 Income tax expense                  12,829     (6,546)(6)      6,283
                                    --------   --------       --------

               Net income          $ 15,814   $ 14,861       $ 30,675
                                    ========   ========       ========

 Net income per share:
   Basic                           $   0.21                 $   0.40
                                    ========                 ========
   Diluted                         $   0.20                 $   0.38
                                    ========                 ========
 Weighted average number of
  shares outstanding:
   Basic                             76,354                   76,354
                                    ========                 ========
   Diluted                           78,426     12,099 (7)    90,525
                                    ========   ========       ========

(1) Amortization of purchased technology acquired in 13 separate acquisition transactions, five of which were completed in the twelve months ended December 31, 2004. Purchased technology is amortized over two to five years.
(2) Amortization of other identified intangible assets including trade names, employment agreements, customer relationships and deferred compensation acquired in six separate acquisition transactions, three of which were completed in the last twelve months. Other identified intangible assets are amortized over two to five years.
(3) Special charges primarily consist of $3,658 in costs incurred for employee rebalances, which included severance benefits, notice pay and outplacement services, partially offset by a $52 net reversal related to the decision to utilize space that was previously abandoned. In addition, the company incurred $1,237 in costs related to additional funding for a defined benefit pension plan liability the company acquired as a result of an acquisition in 1999.
(4) Merger and acquisition related charges consist of an in-process R&D charge related to the acquisition of VeSys.
(5) Investment earnout and holdback payments received related to a sale of stock in 2003.
(6) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income before income taxes.
(7) Dilutive shares related to the company's convertible debt as required by EITF 04-8. In calculating non-GAAP diluted net income per share, $3,682, representing the after-tax interest and amortization on the company's convertible debt, is added back to non-GAAP net income.


                      MENTOR GRAPHICS CORPORATION
            RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED
                       STATEMENTS OF OPERATIONS
       (In thousands, except earnings per share data-Unaudited)

                                            Twelve Months Ended
                                            December 31, 2005
                                    GAAP       Adjustments   Non-GAAP
                                    ----------------------------------
Revenues:
 System and software                $ 410,264  $       -    $ 410,264
 Service and support                  294,985          -      294,985
                                     ---------  ---------    ---------

               Total revenues         705,249          -      705,249
                                     ---------  ---------    ---------
Cost of revenues:
 System and software                   18,034          -       18,034
 Service and support                   81,039          -       81,039
 Amortization of purchased
  technology                           11,639    (11,639)(1)        -
                                     ---------  ---------    ---------

               Total cost of
                revenues              110,712    (11,639)      99,073
                                     ---------  ---------    ---------

               Gross margin           594,537     11,639      606,176
                                     ---------  ---------    ---------

               Gross margin
                percentage               84.3%                  86.0%
                                     ---------              ---------
Operating expenses:
 Research and development             212,676     (4,750)(2)  207,926
 Marketing and selling                274,946          -      274,946
 General and administration            76,834          -       76,834
 Amortization of intangible assets      4,233     (4,233)(3)        -
 Special charges                        6,777     (6,777)(4)        -
 Merger and acquisition related
  charges                                 750       (750)(5)        -
                                     ---------  ---------    ---------

               Total operating
                expenses              576,216    (16,510)     559,706
                                     ---------  ---------    ---------

Operating income                       18,321     28,149       46,470
 Other income, net                     16,798     (1,757)(6)   15,041
 Interest expense                     (23,496)         -      (23,496)
                                     ---------  ---------    ---------

 Income before income taxes            11,623     26,392       38,015
 Income tax expense                     7,278       (815)(7)    6,463
                                     ---------  ---------    ---------

               Net loss             $   4,345  $  27,207    $  31,552
                                     =========  =========    =========

 Net income per share:
   Basic                            $    0.06               $    0.40
                                     =========              =========
   Diluted                          $    0.05               $    0.39
                                     =========              =========
 Weighted average number of
  shares outstanding:
   Basic                               78,633                  78,633
                                     =========              =========
   Diluted                             80,133                  80,133
                                     =========              =========

(1) Amortization of purchased technology acquired in 17 separate acquisition transactions, three of which were completed in the twelve months ended December 31, 2005. Purchased technology is amortized over two to five years.
(2) A charge of $4,750 for a purchase of technology that had not reached technological feasibility. This technology will be the basis for a new offering in the Calibre product family which is expected to be introduced in 2006.
(3) Amortization of other identified intangible assets including trade names, employment agreements, customer relationships and deferred compensation acquired in 11 separate acquisition transactions, four of which were completed in the last twelve months. Other identified intangible assets are amortized over two to five years.
(4) Special charges consist of costs incurred related to the discontinuation of a product line in the fourth quarter of 2005. The total costs of this product line discontinuation were $2,290 which include (i) $1,151 of severance benefits, notice pay, and outplacement services related to employee rebalances, (ii) $936 for the abandonment of excess leased facility space, and (iii) $203 for other costs related to the discontinued product line. In addition, special charges consist of (i) $4,005 of costs incurred for employee rebalances in other areas of the company, which included severance benefits, notice pay and outplacement services,
    (ii) $642 for charges for the abandonment of excess leased facilities space in North America, (iii) $390 in other costs incurred to restructure the organization, and (iv) a $550 reversal of previously recorded non-cancellable lease payments related to a facility in North America due to an increase in the expected sublease income.
(5) Merger and acquisition related charges consist of in-process
    R&D charges related to the acquisitions of Volcano Communications Technologies AB and Aptix Corporation.
(6) Investment earnout payment of $800 received related to a sale of stock in 2003 and a $957 gain on sale of a building in the first quarter of 2005.
(7) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income before income taxes.


                      MENTOR GRAPHICS CORPORATION
            RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED
                       STATEMENTS OF OPERATIONS
       (In thousands, except earnings per share data-Unaudited)

                                            Twelve Months Ended
                                             December 31, 2004
                                      GAAP     Adjustments   Non-GAAP
                                     ---------------------------------
Revenues:
 System and software                 $422,672  $       -    $ 422,672
 Service and support                  288,284          -      288,284
                                      --------  ---------    ---------

               Total revenues         710,956          -      710,956
                                      --------  ---------    ---------
Cost of revenues:
 System and software                   16,639          -       16,639
 Service and support                   80,294          -       80,294
 Amortization of purchased
  technology                           10,624    (10,624)(1)        -
                                      --------  ---------    ---------

               Total cost of
                revenues              107,557    (10,624)      96,933
                                      --------  ---------    ---------

               Gross margin           603,399     10,624      614,023
                                      --------  ---------    ---------

               Gross margin
                percentage               84.9%                  86.4%
                                      --------              ---------
Operating expenses:
 Research and development             202,289          -      202,289
 Marketing and selling                267,181          -      267,181
 General and administration            74,255          -       74,255
 Amortization of intangible assets      3,586     (3,586)(2)        -
 Special charges                        9,213     (9,213)(3)        -
 Merger and acquisition related
  charges                               7,700     (7,700)(4)        -
                                      --------  ---------    ---------

               Total operating
                expenses              564,224    (20,499)     543,725
                                      --------  ---------    ---------

Operating income                       39,175     31,123       70,298
 Other income, net                      8,388     (1,403)(5)    6,985
 Interest expense                     (18,619)         -      (18,619)
                                      --------  ---------    ---------

 Income before income taxes            28,944     29,720       58,664
 Income tax expense                    49,494    (39,521)(6)    9,973
                                      --------  ---------    ---------

               Net income (loss)     $(20,550) $  69,241    $  48,691
                                      ========  =========    =========

 Net income (loss) per share:
  Basic                              $  (0.28)              $    0.67
                                      ========              =========
  Diluted                            $  (0.28)              $    0.65
                                      ========              =========
 Weighted average number of
  shares outstanding:
   Basic                               72,381                  72,381
                                      ========              =========
   Diluted                             72,381                  75,397
                                      ========              =========

(1) Amortization of purchased technology acquired in 13 separate acquisition transactions, five of which were completed in the twelve months ended December 31, 2004. Purchased technology is amortized over two to five years.
(2) Amortization of other identified intangible assets including trade names, employment agreements, customer relationships and deferred compensation acquired in seven separate acquisition transactions, three of which were completed in the last twelve months. Other identified intangible assets are amortized over two to five years.
(3) Special charges consist of (i) $1,946 in adjustments primarily related to previously recorded non-cancelable lease payments related to a facility in North America as a result of a reduction in the estimated expected sublease income, (ii) $5,655 in costs incurred for employee rebalances, which included severance benefits, notice pay and outplacement services, and (iii) $1,612 which primarily represents costs related to additional funding for a defined benefit pension plan liability the company acquired as a result of an acquisition in 1999.
(4) Merger and acquisition related charges consist of an in-process R&D charge related to the acquisitions of 0-In, Palmchip, Project Technology and VeSys.
(5) Investment earnout and holdback payments received related to a sale of stock in 2003.
(6) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income before income taxes.


                      MENTOR GRAPHICS CORPORATION
              RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
                    DILUTED NET EARNINGS PER SHARE
                              (Unaudited)

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP earnings per share for the periods shown below:

                                                      Q1 2006    2006
                                                      -------- -------
Diluted GAAP net earnings per share                   $ (0.06)$  0.18
 Amortization of purchased technology (1)                0.03    0.13
 Amortization of intangible assets (2)                   0.01    0.05
 Estimated impact of stock compensation expense (3)      0.03    0.12
 Shares used in calculation of net earnings per share
   (4)                                                   0.01       -
 Income tax adjustment (5)                              (0.02)   0.07
                                                       ------- -------
Diluted non-GAAP net earnings per share               $  0.00 $  0.55
                                                       ======= =======



(1) Excludes amortization of purchased technology acquired in 20 separate acquisition transactions. Purchased technology is amortized over two to five years. The guidance for Q1 2006 and 2006 do not assume any new acquisition transactions.
(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 11 separate acquisition transactions.
 Other identified intangible assets are amortized over two to five years. The guidance for Q1 2006 and 2006 do not assume any new acquisition transactions.
(3) Excludes the expense related to stock options and employee stock purchase plans as required with the adoption of FAS 123R, effective Q1 2006.
(4) Shares used in the calculation of diluted GAAP net earnings per share are expected to be the same as shares used in the calculation of diluted non-GAAP earnings per share except when the Company reports a GAAP loss and a non-GAAP income, or GAAP income and a non-GAAP loss. For Q1 2006 guidance, basic shares outstanding are used for diluted GAAP earnings per share and diluted shares outstanding are used for diluted non-GAAP earnings per share.
(5) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income
 (loss) before income taxes.


                      MENTOR GRAPHICS CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands - Unaudited)

                                              As of         As of
                                           December 31,  December 31,
                                              2005          2004 (1)
----------------------------------------------------------------------
Assets
Current assets:
  Cash, cash equivalents and short-term
   investments                             $  114,410 $        94,287
  Trade accounts receivable, net              101,593         116,858
  Term receivables, short-term                133,273         125,832
Prepaid expenses and other                     30,778          28,457
Deferred income taxes                          13,127           8,351
                                            ---------- ---------------

        Total current assets                  393,181         373,785
Property, plant and equipment, net             81,374          91,224
Term receivables, long-term                   131,676         139,146
Intangibles, net                              381,125         374,144
Other assets                                   34,631          34,336
                                            ---------- ---------------
        Total assets                       $1,021,987 $     1,012,635
                                            ========== ===============
Liabilities and Stockholders' Equity
Current liabilities:
  Short-term borrowings                    $   11,858 $         9,632
  Accounts payable                             15,268          18,037
  Income taxes payable                         38,278          26,027
  Accrued payroll and related liabilities      73,405          81,709
  Accrued liabilities                          29,363          37,098
  Deferred revenue                            106,453         103,336
                                            ---------- ---------------
        Total current liabilities             274,625         275,839
Long-term notes payable                       282,188         283,983
Other long-term liabilities                    16,825          19,098
                                            ---------- ---------------

        Total liabilities                     573,638         578,920
                                            ---------- ---------------

Stockholders' equity:
  Common stock                                381,962         363,455
  Deferred compensation                             -            (508)
  Retained earnings                            44,062          39,717
  Accumulated other comprehensive income       22,325          31,051
                                            ---------- ---------------

        Total stockholders' equity            448,349         433,715
                                            ---------- ---------------
        Total liabilities and
         stockholders' equity              $1,021,987 $     1,012,635
                                            ========== ===============

----------------------------------------------------------------------

(1) Certain reclassifications have been made for 2004 to conform with the 2005 presentation.


                      MENTOR GRAPHICS CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (In thousands - Unaudited)

                              Three Months Ended   Twelve Months Ended
                                 December 31,         December 31,
                             -----------------------------------------
                                2005     2004 (1)    2005     2004 (1)
                              --------- ---------- ---------- --------
Operating Cash Flows:
Net income (loss)            $  15,415 $   15,814 $    4,345 $(20,550)
   Depreciation and
    amortization                10,941     11,442     44,069   43,720
   Other adjustments to
    reconcile operating
     cash                       (9,915)    18,475    (12,349)  52,585
   Changes in working capital    1,197    (42,310)     8,191  (35,173)
                              --------- ---------- ---------- --------

Net cash provided by
 operating activities           17,638      3,421     44,256   40,582
Net cash used in investing
  activities                    (7,866)   (10,609)   (55,279) (60,898)
Net cash provided by (used
 in) financing activities        5,082       (668)    18,918   19,347
Effect of exchange rate
 changes on cash and cash
 equivalents                       778        601     (1,158)     552
                              --------- ---------- ---------- --------
Net change in cash and cash
 equivalents                    15,632     (7,255)     6,737     (417)
Cash and cash equivalents at
 beginning of period            59,021     75,171     67,916   68,333
                              --------- ---------- ---------- --------
Cash and cash equivalents at
 end of period, excluding
 short-term investments      $  74,653 $   67,916 $   74,653 $ 67,916
                              ========= ========== ========== ========

(1) Certain reclassifications have been made for 2004 to conform with the 2005 presentation.
----------------------------------------------------------------------


                      MENTOR GRAPHICS CORPORATION
             SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
     (In thousands, except for days sales outstanding -Unaudited)

                              Three Months           Twelve Months
                                 Ended                  Ended
                               December 31,           December 31,
                         ---------------------------------------------
                             2005       2004       2005        2004
                          ---------- ---------- ---------- -----------
Geographic Revenue:
  Americas               $  100,653 $   90,336 $  304,554 $   306,911
                                 45%        42%        43%         43%
  Europe                 $   74,431 $   64,660 $  215,047 $   199,417
                                 34%        30%        31%         28%
  Japan                  $   20,227 $   32,617 $   99,301 $   131,107
                                  9%        15%        14%         19%
  Pac Rim                $   25,959 $   27,336 $   86,347 $    73,521
Other Data:                      12%        13%        12%         10%
  Capital expenditures   $    8,584 $    7,590 $   25,843 $    24,423
  Days sales
   outstanding                   96        102          -           -


    CONTACT: Mentor Graphics
             Ryerson Schwark, 503-685-1462
             ry_schwark@mentor.com
             or
             Dennis Weldon, 503-685-1462
             dennis_weldon@mentor.com